FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement ("First Amendment") is made as of the Effective Date (defined below) by SOUTH TOWN CENTER, LLC, a Michigan limited liability company, with offices at 4463 Wilson Avenue, S.W., P.O. Box #46, Grandville, Michigan 49468 ("Landlord"), and GRAND RIVER BANK, a Michigan banking corporation, with offices at 4471 Wilson Avenue, S.W., Grandville, Michigan 49418 ("Tenant"), with reference to the following:

Background

A. Landlord and Tenant entered into a Lease Agreement dated December 10, 2010 (the "Lease"), for office space in the South Town Center Building (the "Leased Premises"), having a mailing address of 4471 Wilson Avenue, S.W., Grandville, Michigan. The Leased Premises consists of approximately 2,352 square feet of office space on the upper level of the Building, 1,100 square feet of space on the lower level of the Building, and three drive-thru banking stalls containing a total of approximately 1,250 square feet.

B. Landlord has approximately 2,350 square feet of space on the upper level of the Building and 1,100 square feet on the lower level of the Building available for rent that is contiguous to the Leased Premises, as shown on the site plan attached as Exhibit A (the "Available Space"). Tenant desires to lease the Available Space from Landlord and Landlord desires to lease the Available Space to Tenant.

C. Landlord and Tenant desire to amend the Lease to increase the size of the Leased Premises, and to adjust rent and additional Tenant expenses. Accordingly, Landlord and Tenant are entering into this First Amendment.

Agreement

In consideration of their mutual covenants, the parties agree as follows:

1. Capitalized Terms. The capitalized terms not otherwise defined in this First Amendment shall have the same meaning as in the Lease.

2. Additional Space. As of the Effective Date, the Leased Premises shall be increased by the addition of the Available Space, consisting of approximately 2,350 square feet of space on the upper level of the Building and 1,100 square feet of space on the lower level of the Building, as shown on the attached Exhibit A. The Available Space will increase the size of the Leased Premises to approximately 8,152 square feet.

3. Term. The term of the lease for the Additional Space shall run from the Effective Date until December 31, 2013. As of November 1, 2011 (the "Adjusted Rent Commencement Date"), rent shall be increased as described in Section 4 of this First Amendment.

4. Rent. Tenant is currently paying rental for the Leased Premises at a rate of Four Thousand One Hundred 00/100 Dollars ($4,100.00) per month. The rental rate for the Additional Space is Two Thousand One Hundred and 00/100 Dollars ($2,100.00) per month. As of the Adjusted Rent Commencement Date, Tenant shall pay Landlord as rent for the Leased Premises and the Additional Space a total of Six Thousand Two Hundred 00/100 Dollars ($6,200.00) per month, on the same terms as is described in Section 2 of the Lease. Tenant shall owe Landlord no rent for the Additional Space for the month of October, 2011.

5. Proportionate Share of Building Expenses. As of the Adjusted Rent Commencement Date, Tenant's proportionate share of trash and snow removal pursuant to Section 7 of the Lease and water services pursuant to Section 11 of the Lease shall be increased to fifty-five percent (55%) of the actual costs of such services described in the Lease.

6. Condition of Additional Space. Tenant agrees to accept the Additional Space in its current "as is" condition.

7. Parking. Tenant shall have the right to park in an additional twenty (20) parking spaces immediately adjacent to the entrance to the Building.

8. Leasehold Improvements. Tenant shall have the right to make any interior changes to the Additional Space that Tenant deems necessary for its use of the Additional Space and the Leased Premises.

9. Security Deposit. Tenant shall pay Landlord a security deposit in the amount of One Thousand 00/100 Dollars ($1,000.00) for the Additional Space to be held in the same manner as described in Section 15 of the Lease.

10. Ratification. As modified by this First Amendment, the Lease is ratified and affirmed. To the extent of any inconsistencies between the First Amendment and the Lease, the terms of this First Amendment shall control. This First Amendment shall be binding on the parties and their respective successors and assigns.

11. Effective Date. This First Amendment shall be effective (the "Effective Date") as of the later of the dates set forth below.

[Signatures are on the following page.]

Signed by:

LANDLORD:

South Town Center, LLC, a Michigan limited liability company
Date:________________
By:
Larry A. Wormmeester, Member

Date:________________
By:
Daniel Lee Vredvoogd, Member

Date:________________
By:
Jeffrey Alan DeKoning, Member

TENANT:

Grand River Bank, a Michigan banking corporation
Date:________________
By:
David Blossey, President & CEO

EXHIBIT A TO

FIRST AMENDMENT TO LEASE AGREEMENT

4455 Wilson Avenue, SW

Site Plan

(See Attached)